FOR RELEASE: NEW HARTFORD, NY, March 11, 2019
CONTACT: Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION

ANNOUNCES DATE FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
New Hartford, NY- March 11, 2019 -- PAR Technology Corporation (NYSE: PAR) today announced the Company’s 2019 Annual Meeting of Stockholders will be held at 10:00 a.m. local time at the Turning Stone Resort Casino, 5218 Patrick Road, Verona, New York 13478 on Monday, June 10, 2019. The record date for the annual meeting is April 17, 2019.

ABOUT PAR TECHNOLOGY
PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR. PAR’s Restaurant/Retail segment has been a leading provider of restaurant and retail technology for more than 35 years. PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information, visit https://www.partech.com/ or connect with PAR on Facebook and Twitter.

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